 Filed Pursuant to Rule 424(b)(3)
 Registration No.333-279172
Prospectus
1,086,279 Common Shares

This prospectus relates to the offer and sale from time to time of up to 1,086,279 of our common shares (the “Shares”) by the selling securityholders listed in the section of this prospectus entitled “Selling Securityholders” (the “Selling Securityholders”). The Shares were issued to the Selling Securityholders on April 30, 2024 pursuant to the terms of (i) certain option agreements (the “Initial Option Agreements”) entered into by certain of our former subsidiaries (collectively, the “Elevate Entities”) whereby the Elevate Entities acquired an option (the “Wana Option”) to acquire all of the membership interests of Wana Wellness, LLC (“Wana Wellness”), The CIMA Group, LLC (“CIMA”) and Mountain High Products, LLC (“MHP” and, collectively with Wana Wellness and CIMA, “Wana”) and (ii) the Second A&R First Amendment (as defined below). We transferred our ownership interests in the Elevate Entities to Canopy USA, LLC (“CUSA”) and accordingly we entered into an amendment to the Initial Option Agreements (the “First Amendment”) with CUSA and the Elevate Entities and the other parties named therein. The First Amendment was amended and restated on May 19, 2023 and was subsequently amended and restated on April 30, 2024 (the “Second A&R First Amendment”). Pursuant to the terms of the Second A&R First Amendment, the Selling Securityholders agreed to reduce the exercise price for the Wana Option and in exchange, among other things, we agreed to issue such number of our common shares (“Common Shares”) as is equal to US$10,667,259.78.
Our registration for resale of the Shares covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Shares. The Selling Securityholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 12 of this prospectus. We will not receive any of the proceeds from the resale of Shares sold by the Selling Securityholders.
You should read this prospectus carefully before you invest in our Common Shares.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.
Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.” On May 10, 2024, the closing price of our Common Shares on the Nasdaq Global Select Market was US$9.05 per share.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2024

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires, all references in this prospectus to “Canopy Growth,” the “Company,” “we,” “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries.
You should carefully read this prospectus and any prospectus supplement or free writing prospectus that we may authorize for use, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information set forth in the registration statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information with respect to us and our Common Shares.
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making offers to sell the Common Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus and any prospectus supplement or free writing prospectus that we may authorize for use is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus is determined using U.S. generally accepted accounting principles.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 22, 2023;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 9, 2023, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 9, 2023, and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 9, 2024;

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Our Current Reports on Form 8-K, filed with the SEC on April 6, 2023, April 14, 2023, May 10, 2023, May 22, 2023, June 2, 2023, June 27, 2023, July 3, 2023 (excluding information under Item 7.01), July 14, 2023 (accepted 06:30:18), July 14, 2023 (accepted 16:59:00) (excluding information under Item 7.01), August 17, 2023 (excluding information under Item 7.01), August 30, 2023, September 1, 2023, September 14, 2023 (excluding information under Item 7.01), September 18, 2023, September 26, 2023, October 2, 2023, November 1, 2023, December 18, 2023 (excluding information under Item 7.01), January 2, 2024, January 12, 2024, January 19, 2024, April 1, 2024, April 16, 2024 (excluding information under Item 7.01), April 19, 2024 (excluding information under Item 7.01), April 30, 2024 and May 6, 2024 (excluding information under Item 7.01); and

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The risk factors described under “Amendment Proposal — Risk Factors Relating to the Amendment Proposal” in our definitive proxy statement on Schedule 14A filed with the SEC on February 12, 2024.

If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward-Looking Statements” in the most recent Annual Report on Form 10-K of the Company.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

THE COMPANY
We are a world-leading cannabis and consumer packaged goods (“CPG”) company which produces, distributes, and sells a diverse range of cannabis, hemp, and CPG products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16, and globally pursuant to applicable international and Canadian legislation, regulations, and permits. We also sell Storz & Bickel vaporizers in jurisdictions where it is permissible to do so. Our core operations are in Canada, the United States and Germany.
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. Our Common Shares are listed for trading on the TSX under the symbol “WEED” and the Nasdaq Global Select Market under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

THE OFFERING
Issuer
Canopy Growth Corporation
Common Shares Offered by the Selling Securityholders

1,086,279
Use of Proceeds
We will not receive any proceeds from the sale of Shares by the Selling Securityholders.
Market for Common Shares
Our Common Shares are listed on the TSX under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.”
Risk Factors
Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Common Shares.

RISK FACTORS
Investing in our Common Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described under “Item 1A Risk Factors” in our Annual Report on Form 10-K as updated by the risk factors described under “Item 1A Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023, and the risk factors described under “Amendment Proposal — Risk Factors Relating to the Amendment Proposal” in our definitive proxy statement on Schedule 14A filed with the SEC on February 12, 2024, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the Common Shares being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Common Shares could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the sections titled “Special Note Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Shares by the Selling Securityholders.
The Selling Securityholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses it incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Shares covered by this prospectus.

DESCRIPTION OF CAPITAL SHARES
General
The following description of our Common Shares and our non-voting and non-participating exchangeable shares (the “Exchangeable Shares”) is a summary and does not purport to be complete. It is based on and qualified in its entirety by reference to our articles of incorporation, as amended (the “Articles of Incorporation”) and our by-laws, as amended (the “By-laws”), each of which are incorporated by reference herein. We encourage you to read our Articles of Incorporation and our By-laws for additional information.
Common Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Common Shares. As of May 1, 2024, there were an aggregate of 75,051,855 Common Shares issued and outstanding. The primary trading markets of exchange for our Common Shares are the Nasdaq Global Select Market and the TSX, under the trading symbols “CGC” and “WEED,” respectively.
Voting Rights:   Holders of our Common Shares are entitled to receive notice of and to attend all meetings of shareholders to be convened by Canopy Growth. Each holder of our Common Shares is entitled to one vote per Common Share held on all matters voted on by the shareholders, either in person or by proxy. At any meeting of shareholders, every matter brought before such meeting shall, unless otherwise required by our Articles of Incorporation, By-laws or by applicable law, be determined by the affirmative vote of the majority of the votes cast on the matter. Our Common Shares do not have cumulative voting rights.
Dividends and Liquidation Rights:   Holders of our Common Shares are entitled to receive dividends, if any, as may be declared by our board of directors (the “Board”) in its discretion, out of funds legally available for the payment of dividends. Holders of our Common Shares are entitled to share ratably in all assets of Canopy Growth legally available for distribution to holders of our Common Shares in the event of liquidation, dissolution or winding-up of Canopy Growth, whether voluntary or involuntary.
Subdivision or Consolidation:   No subdivision or consolidation of our Common Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share.
Other Rights and Preferences:   There are no sinking fund, preemptive or redemption rights attached to our Common Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Common Shares is Odyssey Trust Company. The transfer agent and registrar’s address is United Kingdom Building, 350 — 409 Granville Street, Vancouver BC V6C 1T2, and its telephone number is (888) 290-1175.
Exchangeable Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Exchangeable Shares. As of May 1, 2024, there were an aggregate of 26,261,474 Exchangeable Shares issued and outstanding. There is no trading market for our Exchangeable Shares.
Voting Rights:   Holders of our Exchangeable Shares are not entitled to receive notice of, attend, or vote at meetings of the shareholders to be convened by Canopy Growth; provided that the holders of Exchangeable Shares will, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of Canopy Growth or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares will not be entitled to vote at such meetings.
Dividends and Liquidation Rights:   The holders of Exchangeable Shares will not be entitled to receive any dividends. In the event of the dissolution, liquidation or winding-up of Canopy Growth or any other distribution of assets of Canopy Growth among its shareholders for the purpose of winding-up its affairs, the holders of Exchangeable Shares will not be entitled to receive any amount, property or assets of Canopy Growth.

Subdivision or Consolidation:   No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, our Common Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be converted into one Common Share.
Change of Control:   Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving our Common Shares, or a sale or conveyance of all or substantially all the assets of Canopy Growth to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of such Change of Control will remain outstanding and, upon the exchange of such Exchangeable Share thereafter, will be entitled to receive and will accept, in lieu of the number of Common Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Common Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange Consideration”); provided that, in the event the Exchangeable Shares are to be exchanged for securities to another entity with securities that are substantially similar to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the Board, acting reasonably, using the same exchange ratio as is applicable for our Common Shares in connection with the Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control will be exchanged for the Alternative Exchangeable Security.
If the Adjusted Exchange Consideration includes cash, then Canopy Growth will, or will cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by Canopy Growth on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately prior to the Change of Control. All such funds will be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and will solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares into Common Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the Business Day immediately preceding the date of exchange, on a pro rata basis).
If, in connection with a Change of Control, a holder of a Common Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then all holders of Exchangeable Shares will be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by such holder of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline; provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares will be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration will equal the consideration that a holder of Common Shares making an election on the terms set forth in the preceding sentence would have received in the transaction.
Other Rights and Preferences:   There are no sinking fund, preemptive, or redemption rights attached to our Exchangeable Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Exchangeable Shares is Odyssey Trust Company. The transfer agent and registrar’s address is United Kingdom Building, 350 — 409 Granville Street, Vancouver BC V6C 1T2, and its telephone number is (888) 290-1175.

SELLING SECURITYHOLDERS
Unless the context otherwise requires, as used in this prospectus, “Selling Securityholders” includes the Selling Securityholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Securityholders as a gift, pledge or other non-sale related transfer.
We have prepared this prospectus to allow the Selling Securityholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 1,086,279 Shares. The Shares were issued to the Selling Securityholders on April 30, 2024 pursuant to the terms of (i) the Initial Option Agreements and (ii) the Second A&R First Amendment. Pursuant to the terms of the Second A&R First Amendment, the Selling Securityholders agreed to reduce the exercise price for the Wana Option and in exchange, among other things, we agreed to issue such number of our Common Shares as is equal to US$10,667,259.78. Pursuant to the terms of the Initial Option Agreements, we agreed to register the resale of any Common Shares issued pursuant thereto, including the Shares. The Shares were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.
The Shares to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.
No estimate can be given as to the amount or percentage of Common Shares that will be held by the Selling Securityholders after any sales of Shares are made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus and that they do not purchase additional Common Shares.
Unless otherwise indicated in the footnotes to the table below, the Selling Securityholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.
We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the Common Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) the Selling Securityholders are not broker-dealers or affiliates of a broker-dealer, (2) the Selling Securityholders do not have direct or indirect agreements or understandings with any person to distribute its respective Shares, and (3) the Selling Securityholders have sole voting and investment power with respect to all Shares beneficially owned. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in amendments or supplements to this prospectus, if required.
The following table sets forth information with respect to the beneficial ownership of our Common Shares held, as of May 1, 2024, by the Selling Securityholders and the number of Shares being offered hereby and information with respect to Common Shares to be beneficially owned by the Selling Securityholders after completion of this offering. The percentages in the following table reflect the Common Shares beneficially owned by the Selling Securityholders as a percentage of the total number of Common Shares outstanding as of May 1, 2024. As of such date, 75,051,855 Common Shares were outstanding.

	Total Number of Common Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Common Shares that may be Offered Pursuant to this Prospectus	Common Shares Beneficially Owned After this Offering(1)(2)
Name	Number	Percentage		Number	Percentage
CIMA Holdco Inc.(3)	783,890	*	783,890	—	*
Wana Wellness Holdco Inc.(4)	29,388	*	29,388	—	*
Nancy Whiteman(5)	1,086,279	1.4%	273,001	—	*

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of May 1, 2024 are deemed outstanding. Common Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Assumes that the Selling Securityholders dispose of all of the Common Shares covered by this prospectus and do not acquire beneficial ownership of any additional Common Shares. The registration of these Common Shares does not necessarily mean that the Selling Securityholders will sell all or any portion of the Common Shares covered by this prospectus.

(3)
Nancy Whiteman, as President of CIMA Holdco Inc., has the power and authority to vote and dispose of the securities held of record by CIMA Holdco Inc.

(4)
Nancy Whiteman, as President of Wana Wellness Holdco Inc., has the power and authority to vote and dispose of the securities held of record by Wana Wellness Holdco Inc.

(5)
Common Shares beneficially owned prior to this offering consists of (i) 273,001 shares held directly by Ms. Whiteman, (ii) 783,890 shares held by CIMA Holdco Inc. and (iii) 29,388 shares held directly by Wana Wellness Holdco Inc. Ms. Whiteman is the President of each of CIMA Holdco Inc. and Wana Wellness Holdco Inc. As such, Ms. Whiteman has the power and authority to vote and dispose of the securities held of record by CIMA Holdco Inc. and Wana Wellness Holdco Inc. and is deemed a beneficial owner of such shares.

PLAN OF DISTRIBUTION
We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.
Each Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, such Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Securityholders may use one or more of the following methods when disposing of the Shares or interests therein:
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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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in an exchange distribution in accordance with the rules of the applicable exchange;

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in privately negotiated transactions;

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in short sales;

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through the distribution of the Shares by such Selling Securityholder to its partners, members or stockholders;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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in sales pursuant to Rule 144 under the Securities Act;

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whereby broker-dealers may agree with such Selling Securityholder to sell a specified number of such Shares at a stipulated price per share;

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in a combination of any such methods of sale; and

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in any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
If any Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholders may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed Common Shares in connection with such short sales. The Selling Securityholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.
Each Selling Securityholder may pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus. Each Selling Securityholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Securityholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The aggregate proceeds to the Selling Securityholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Securityholders will sell any or all of the Shares registered hereunder.
The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.
We will pay all expenses of the registration of the Shares pursuant to the Initial Option Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Securityholders will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and any legal fees and expenses of counsel to the Selling Securityholders. We may be indemnified by the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus.
Once sold hereunder, the Shares will be freely tradable in the hands of persons, other than our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of the Company
The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of our Common Shares as May 1, 2024 for:
•
all persons known by us to own beneficially more than 5% of our issued and outstanding Common Shares;

•
each of our “named executive officers” as such term is defined under the rules of the SEC;

•
each of our directors; and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to the Common Shares beneficially owned by them, subject to applicable community property laws.
Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	Number of Percent of Class(2)
Greater than 5% Shareholders
CBI Group (as defined below)	26,261,474(3)	25.9%
Directors and Named Executive Officers
David Klein	705,584(4)	*
David Lazzarato	17,042(5)	*
Theresa Yanofsky	17,501(6)	*
Luc Mongeau	6,673(7)	*
Willy Kruh	6,673(8)	*
Judy Hong	129,390(9)	*
Christelle Gedeon	65,162(10)	*
Current Directors and Executive Officers as a Group (7 persons)	948,025	*

*
Less than 1%.

(1)
Except as otherwise indicated, the address for each shareholder listed is c/o Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.

(2)
The percentages above are based on 75,051,855 Common Shares outstanding as of May 1, 2024. In accordance with the rules of the SEC, Common Shares that may be issued upon the exercise of or vesting of derivative securities (such as a stock options or of restricted stock units) within 60 days of May 1, 2024 are deemed to be beneficially owned by the person holding such stock options or restricted stock units and are treated as outstanding for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)
Consists of 15,811,474 Exchangeable Shares held by Greenstar Canada Investment Limited Partnership (“Greenstar”) and 10,450,000 Exchangeable Shares held by CBG Holdings LLC (“CBG”). According to the Schedule 13D/A (Amendment No. 13) (“13D/A#13”) filed with the SEC on April 19, 2024 by CBG, Greenstar II LLC (“GII”), Greenstar II Holdings LLC (“GIIH”), Greenstar, Greenstar Canada Investment Corporation (“GCIC”), Constellation Brands Canada Holdings ULC (“CBCH ULC”), Constellation Capital LLC (“CC LLC”), Constellation International Holdings Limited (“CIHL”) and Constellation Brands, Inc. (“CBI” and, together with its affiliates, the “CBI Group”), each of Greenstar, GCIC, CBCH ULC, CC LLC and CIHL has shared voting and dispositive power over 15,811,474 Exchangeable Shares and CBI has shared voting and dispositive power over 26,261,474 Exchangeable Shares. Each Exchangeable Share is convertible, at any time, at the option of the holder, into Common Shares. Other than information relating to the CBI Group’s percentage of beneficial ownership, the foregoing information is based solely on the information provided in 13D/A#13. This beneficial owner’s address is 207 High Point Drive, Victor, New York 14564.

(4)
Consists of 17,566 Common Shares held directly by Mr. Klein and 688,018 options that could be exercised within 60 days of May 1, 2024.

(5)
Consists of 10,347 Common Shares held directly by Mr. Lazzarato and 6,695 restricted stock units (“RSUs”) that will vest within 60 days of May 1, 2024.

(6)
Consists of 10,806 Common Shares held directly by Ms. Yanofsky and 6,695 RSUs that will vest within 60 days of May 1, 2024.

(7)
Consists of RSUs that will vest within 60 days of May 1, 2024.

(8)
Consists of RSUs that will vest within 60 days of May 1, 2024.

(9)
Consists of 299 Common Shares held directly by Ms. Hong, 128,989 options that could be exercised within 60 days of May 1, 2024 and 102 RSUs that will vest within 60 days of May 1, 2024.

(10)
Consists of options that could be exercised within 60 days of May 1, 2024 by Dr. Gedeon.

LEGAL MATTERS
The validity of the Common Shares offered hereby and certain other Canadian legal matters related to the Common Shares being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP.
EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2023 and 2022, and for each of the years in the three-year period ended March 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2023, have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm (“KPMG”), incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the Annual Report contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The audit report on the effectiveness of internal control over financial reporting as of March 31, 2023, expresses an opinion that Company did not maintain effective internal control over financial reporting as of March 31, 2023 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following material weaknesses have been identified and included in management’s assessment:
•
An ineffective control environment, resulting from a lack of the required number of trained operational and IT personnel with the appropriate skills and knowledge and with appropriate assigned authorities, responsibilities and accountability related to the design, implementation and operating effectiveness of internal control over financial reporting. The control environment material weakness contributed to the following material weaknesses:

•
The accounting for sales recorded by the BioSteel segment, which resulted in material misstatements relating to revenue and trade receivables, particularly with respect to the timing and amount of revenue recognition. Specifically, the Company did not design and maintain effective controls to sufficiently assess the timing, amount and appropriateness of revenue recognition. This included a lack of segregation of duties in the review of customer orders, inadequate controls over the review and approval of sales returns, and inadequate controls relating to revenue recognition policies and procedures. This also contributed to the failure to impair goodwill related to the BioSteel reporting unit on a timely basis as changes in the performance of BioSteel were not identified in a timely manner, and the failure to accurately record the redeemable noncontrolling interest.

•
IT general controls deficiencies that aggregated to a material weakness. These deficiencies specifically related to: (i) logical access management, including untimely periodic access review, access provisioning and modification, removal of user access and change management controls with respect to a payroll system implemented during the year; and (ii) untimely and inconsistent monitoring and oversight of third-party service organizations. Although the Company identified no instances of any adverse effects due to these deficiencies, business processes that depend on the affected information systems or that depend on data from the affected information systems, could be adversely impacted.

The audit report on the effectiveness of internal control over financial reporting as of March 31, 2023, also contains an explanatory paragraph that states that the Company excluded the operations of a certain manufacturing facility (“Acquired Operations”) from its assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2023. KPMG’s audit of internal control over financial reporting of the Company also excluded an evaluation of the effectiveness of internal control over financial reporting of the Acquired Operations.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.